EXHIBIT 10.11

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement (this “Agreement”) is made as of                     , 2007 by and between 2020 ChinaCap Acquirco, Inc., a Delaware corporation (the “Company”) and LaSalle Bank National Association, a national banking association (the “Trustee”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated as of _________, 2007 (the “Underwriting Agreement”) with Morgan Joseph & Co. Inc. (the “Representative”), as representative of the underwriters party thereto (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase from the Company, and effect a public offering (the “IPO”) of, 7,500,000 Units (“Units”), and up to an additional 1,125,000 Units in the Underwriters’ over-allotment option is exercised in full. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-142255) under the Securities Act of 1933, as amended (“Registration Statement”);

WHEREAS, the Registration Statement has been declared effective as of the date hereof by the Securities and Exchange Commission (“Effective Date”);

WHEREAS, as described in the Registration Statement, $58,840,685 of proceeds from the IPO, net of all discounts and commissions, including the Deferred Compensation (as defined below), and expenses of the IPO (and such amount may be up to $67,480,685, if the Underwriters’ over-allotment option is exercised in full) (the “IPO Proceeds”) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Common Stock (the “Public Stockholders” and, together with the Company and the Representative, the “Beneficiaries”) issued in the IPO as part of the Units (such shares, excluding shares of Common Stock issued upon exercise of Warrants issued in the IPO, are referred to as the “IPO Shares”);

WHEREAS, pursuant to the Warrant Purchase Agreement dated as of __________, 2007 among the Company and certain purchasers, the entire proceeds of the private placement of warrants with the Company’s purchasers, equal to $2,265,000 (the “Warrant Proceeds”), will be delivered to the Trustee to be deposited and held in the Trust Account (as defined below);

WHEREAS, pursuant to the Underwriting Agreement an additional $1,800,000 representing a portion of the underwriters’ discount (the “Deferred Compensation” and, collectively with the IPO Proceeds and the Warrant Proceeds, the “Property”) which the Representative, on behalf of the underwriters, has agreed to deposit into the Trust Account (as defined below); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement established by the Trustee in its Global Escrow Services Department with offices at 135 South LaSalle Street, Suite 1563, Chicago, IL 60603 (the “Trust Account”);

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the instruction of the Company, invest and reinvest the Property in any Government Security. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of 180 or less or any open ended investment company selected by the Company and registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940 as determined by the Company;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property”;

(e) Notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns so as to reflect income earned on Trust Account investments;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and the Representative;

(h) Render to the Company and to the Representative, and to such other persons as the Company may from time to time instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Upon receipt of a letter in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B (a “Termination Letter”), signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and, in the case of a Termination Letter substantially in the form of Exhibit A, affirmed by a majority of its Board of Directors, comply with the instructions set forth in the letter regarding the liquidation of the Trust Account, including distribution of the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein (which distribution shall include, in the event of a Business Combination, payment of the Deferred Compensation to the Representative); and

(j) If the Trustee shall not have received a Termination Letter on or prior to the Distribution Date, promptly following the Distribution Date the Trustee shall liquidate the Trust Account in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the Public Stockholders of record as of a record date fixed by the Trustee, which record date shall be ten days after the Distribution Date, or as soon thereafter as is practicable. For purposes of this Agreement, the “Distribution Date” shall mean the date that is two years from the Effective Date.

2. Limited Distributions of Income on Property.

(a) Upon written instructions from the Company, the Trustee will deliver to the Company, on a quarterly basis, from the Property in the Trust Account, an amount equal to the taxes payable by the Company, if any, relating to interest earned on the Property; provided, however, that in no event shall the Company direct the Trustee to disburse amounts pursuant to this Section 2(a) that exceed the income in respect of which such taxes are due and owing.

(b) Upon written request from the Company, which may be given from time to time but which may be given not more than once in any calendar month period, the Trustee shall distribute to the Company an amount requested by the Company and certified by the Company to be equal to the income earned on the Property, net of taxes payable through the last day of the month immediately preceding the date of receipt of the Company’s request; provided, however, that the maximum cumulative amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be $1,200,000.

(c) Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by an Authorized Individual. The “Authorized Individuals” shall be those individuals from time to time designated in writing to the Trustee by the Company as “Authorized Officers,” provided that each such individual must be an executive officer or Chairman of the Board of the Company. The initial Authorized Individuals are identified in Exhibit C to this Agreement. In addition, except with respect to its duties under Section 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing.

(b) Hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the

Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, however, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel. The foregoing indemnities shall extend to the officers, directors and employees of the Trustee and survive the termination of this Agreement and the resignation or removal of the Trustee.

(c) Pay the Trustee an initial acceptance fee of $1,500 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year’s fee upon the execution of the Agreement and thereafter the Company shall pay the Trustee the annual fee on each anniversary thereof. The Trustee shall refund to the Company the fee (on a six month proration basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 3(b) of this Agreement (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph). Notwithstanding the foregoing, it is agreed that the Company shall promptly reimburse the Trustee for reasonable legal, accounting and related expenses reasonably incurred by the Trustee in connection with the discharge of its obligations under Section 1(g) hereof.

(d) Within five business days after the Representative’s over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee notice in writing (with a copy to the Representative) of the total amount of the Deferred Compensation, which shall in no event be less than $1,000,000.

(e) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed in connection with a Business Combination, together with a certified copy of a unanimous resolution of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect.

(f) In connection with any vote of the Company’s stockholders regarding a Business Combination (as defined in the Certificate of Incorporation of the Company), provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the number of votes of the Company’s stockholders for and against such Business Combination.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Section 1 of this Agreement and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c) of this Agreement;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any Authorized Officer designated by the Company or the Representative to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company or the Representative shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any Business Combination consummated by the Company or any other action taken by the Company is as contemplated by the Registration Statement; or

(h) Subject to the requirements of Section 2(a) of this Agreement, pay any taxes on behalf of the Trust Account to any governmental entity or taxing authority.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that if the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Northern District of Illinois and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) or Section 1(j) of this Agreement, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b) of this Agreement.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth in this Section 6 with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification (other than to correct a typographical or similar technical error) may be made without the prior written consent of the Representative, except that no change, amendment or modification (other than to correct a typographical or similar technical error) may be made to Sections 1(i), 1(j), 2(a), 2(b) and 2(c) hereof without the prior written consent of 95% of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this Section 6(c) with the same right and power to enforce this Section 6(c) as either of the parties hereto. For purposes of this Section 6(c), the “consent of 95% of the Public Stockholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 95% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”), have voted in favor of such amendment or modification or (b) 95% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL have delivered to such entity a signed writing approving such amendment or modification. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any court of the state of New York or the courts of the United States of America for the Southern District of New York.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be deemed to have been duly given when sent by Express Mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by facsimile transmission or by email transmission (subject to electronic confirmation of receipt); provided, however, that an original copy of any notice, consent or request sent by facsimile transmission or by email transmission also shall be delivered to the addressee of such notice, consent or request by Express Mail or similar private courier service within two (2) business days after such initial transmission:

if to the Trustee, to:	LaSalle Bank National Association
Global Escrow Services
135 South LaSalle Street, Suite 1563
Chicago, IL 60603
	Attention:	Mark Loiacono
	Telephone:	(312) 904-6836
	Fax:	(312) 904-4019
	Email:	mark.loiacono@abnamro.com

if to the Company, to:	2020 ChinaCap Acquirco, Inc.
c/o Surfmax Corporation 221 Boston Post Road East
Suite 410
Marlborough, MA 01752
	Attn:	George Lu, CEO
	Telephone:	(508) 624-4948
	Fax:	(508) 624-4988
	Email:	george@georgelu.com

in either case with a copy to:	Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020
	Attn:	Scott George
	Telephone:	(312) 284-2505
	Fax:	(312) 284-2515
	Email:	SGeorge@morganjoseph.com

and	Ungaretti & Harris LLP
Three First National Plaza
Suite 3500
Chicago, IL 60602
	Attn:	Gary I. Levenstein, Esq.
	Telephone:	(312) 977-4108
	Fax:	(312) 977-4405
	Email:	gilevenstein@uhlaw.com

Seyfarth Shaw LLP
131 S. Dearborn Street
Suite 2400
Chicago, IL 60603
	Attn:	Michel J. Feldman, Esq.
	Telephone:	(312) 460-5613
	Fax:	(312) 460-7613
	Email:	mfeldman@seyfarth.com

Any party to which notice or a copy thereof is to be delivered may change the person and address to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

(f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Representative.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

LASALLE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

2020 CHINACAP ACQUIRCO, INC.

By:
	Name:	G. George Lu
	Title:	Chief Executive Officer

EXHIBIT A

[Letterhead of Company]

[Insert date]

LaSalle Bank National Association

Global Escrow Services

135 South LaSalle Street, Suite

1563 Chicago, IL 60603

Attn: Mark Loiacono

Re:	Trust Account No. [ ] Termination Letter

Gentlemen:

Reference is made to that certain Investment Management Trust Agreement between 2020 ChinaCap Acquirco, Inc., a Delaware corporation (the “Company”) and LaSalle Bank National Association, a national banking association (the “Trustee”) dated as of                                 , 2007 (the “Trust Agreement”). Capitalized terms used in this letter shall have the meanings ascribed to them in the Trust Agreement unless otherwise defined in this letter.

Pursuant to Section 1(i) of the Trust Agreement, the Company hereby advises you that it has entered into a definitive agreement to consummate a Business Combination with                     . The Company anticipates that the Business Combination will be consummated on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).

In accordance with Article Sixth of the Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 30% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights described in paragraph B of Article Sixth of the Certificate of Incorporation of the Company. Pursuant to Section 3(d) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of                     , which verifies the number of votes of the Company’s stockholders for and against the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (a) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (b) the Company and Morgan Joseph & Co., Inc., as representative of the underwriters (the “Representative”) shall deliver to you joint written instructions with respect to the transfer of the funds held in the Trust Account, including the Deferred Compensation (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account, including the Deferred Compensation, immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. If certain deposits held in the Trust Account may not be liquidated by the Consummation

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Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company or, with respect to the Deferred Compensation, to the Representative. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

If the proposed Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then you shall reinvest the funds held in the Trust Account as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

The undersigned directors constitute a majority of the Board of Directors of the Company as of the date of this letter.

Very truly yours,

2020 CHINACAP ACQUIRCO, INC.

By:
Name:
Title:

AFFIRMED:

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

A-2

EXHIBIT B

[Letterhead of Company]

[Insert date]

LaSalle Bank National Association

Global Escrow Services

135 South LaSalle Street, Suite 1563

Chicago, IL 60603

Attn: Mark Loiacono

Re:	Trust Account No. [ ] Termination Letter

Gentlemen:

Reference is made to that certain Investment Management Trust Agreement between 2020 ChinaCap Acquirco, Inc., a Delaware corporation (the “Company”) and LaSalle Bank National Association, a national banking association (the “Trustee”) dated as of                     , 2007 (the “Trust Agreement”). Capitalized terms used in this letter shall have the meanings ascribed to them in the Trust Agreement unless otherwise defined in this letter.

Pursuant to Section 1(i) of the Trust Agreement, the Company hereby advises you that the Board of Directors of the Company has voted to dissolve and liquidate the Company.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account to the Public Stockholders. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the Public Stockholders of record entitled to receive their pro rata share of the Trust Account. The record date shall be ten days after the Distribution Date, or as soon thereafter as is practicable.

You shall notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer in accordance with the terms of the Trust Agreement and the Certificate of Incorporation of the Company. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

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Very truly yours,

2020 CHINACAP ACQUIRCO, INC.

By:
Name:
Title:

AFFIRMED:

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

B-2

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Trustee:

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